UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As described below, on July 23, 2021 (the “Effective Date”), Puma Biotechnology, Inc. (the “Company”) repaid the $100 million outstanding under its prior credit facility, as well as all accrued interest, applicable exit, prepayment and legal fees owed to the lenders under the prior credit facility in an amount of approximately $9.2 million, using cash on hand and $100 million in new borrowings from the issuance of notes under the note purchase agreement (the “Note Purchase Agreement”) entered into on the Effective Date. A summary of the material terms of the Note Purchase Agreement are included below in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required under Form 8-K, the information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into the Note Purchase Agreement with Athyrium Opportunities IV Co-Invest 1 LP (together with its affiliates, “Athyrium”), as administrative agent, and the purchasers party thereto from time to time (the “Purchasers”), including Athyrium, pursuant to which the Purchasers party to the Note Purchase Agreement agreed to purchase from the Company, and the Company agreed to issue to such Purchasers, notes payable by the Company. On the Effective Date, the Company issued to the Purchasers notes in an aggregate principal amount for all such notes of $100.0 million. Subject to satisfaction of certain conditions set forth in the Note Purchase Agreement, $25.0 million in additional notes remains available to the Company under the Note Purchase Agreement.

The obligations of the Company under the Note Purchase Agreement are secured by substantially all of the Company’s assets, including its intellectual property. The Company also pledged 65% of the issued and outstanding capital stock of its subsidiaries, Puma Biotechnology Ltd. and Puma Biotechnology B.V.

The notes issued under the Note Purchase Agreement bear interest at an annual rate equal to the sum of (a) 8.0% and (b) Adjusted Three-Month LIBOR for such Interest Period. The Company is required to make quarterly interest payments on each note issued under the Note Purchase Agreement commencing on the first calendar day of the calendar month following the funding date thereof, and continuing on the first last day of each March, June, September and December through June 30, 2024 (the “Amortization Date”). Commencing on the Amortization Date, and continuing on the last day of each March, June, September and December thereafter, the Company will make consecutive equal quarterly payments of principal, together with applicable interest, in arrears to each Purchaser, calculated pursuant to the Note Purchase Agreement. All unpaid principal and accrued and unpaid interest with respect to each note issued under the Note Purchase Agreement is due and payable in full on July 23, 2026 (the “Maturity Date”). At the Company’s option, the Company may prepay the outstanding principal balance of all or any portion of the principal amount of the notes, subject to a prepayment fee equal to (i) a make-whole amount if the prepayment occurs on or prior to the second anniversary of the Effective Date and (ii) 2.0% of the amount prepaid if the prepayment occurs after the second anniversary of the Effective Date by on or prior to the third anniversary of the Effective Date. Upon prepayment or repayment of all or any portion of the principal amount of the notes (whether on the Maturity Date or otherwise), the Company is also required to pay an exit fee to the Purchasers equal to 2.00% of the aggregate principal amount of such notes prepaid or repaid.

The Note Purchase Agreement includes affirmative and negative covenants applicable to the Company, its current subsidiaries and any subsidiaries the Company creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. The Company must also (i) maintain a minimum amount of unrestricted cash in deposit accounts subject to a control agreement in favor of Athyrium at any time and (ii) achieve at least a specified minimum amount of revenue (based on a combination of both sales of NERLYNX in the United States and royalty revenues received by the Company for sales of NERLYNX outside the United States), measured as of the last day of each four consecutive fiscal quarter period. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Note Purchase Agreement also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 2.0% and would provide Athyrium, as administrative agent, with the right to exercise remedies against the Company and the collateral securing the new credit facility, including foreclosure against the property securing the obligations of the Company under the Note Purchase Agreement, including its cash. These events of default include, among other things, the Company’s failure to pay principal or interest due under the Note Purchase Agreement, a breach of certain covenants under the Note Purchase Agreement, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $750,000 and one or more judgments against the Company in an amount greater than $750,000 individually or in the aggregate that remains discharged or otherwise satisfied, in each case, as further described in the Note Purchase Agreement.

The foregoing description of the Note Purchase Agreement and the notes is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the Note Purchase Agreement and the form of note, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: July 29, 2021	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President